Exhibit 25.8

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2) ______

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

	95-4655078
(State of incorporation if not a national bank)	(I.R.S. employer identification No.	)

1999 Avenue of the Stars – Floor 26
Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code	)

Robert M. Macallister

Vice President and Assistant General Counsel

J. P. Morgan Trust Company, National Association

c/o 1 Chase Manhattan Plaza, 25th Floor

New York, New York 10081

Tel: (212) 552-1716

(Name, address and telephone number of agent for service)

THE BANK of NEW YORK COMPANY, INC.

(Exact name of obligor as specified in its charter)

New York	13-2614959
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.	)

One Wall Street
New York, New York	10286
(Address of principal executive offices)	(Zip Code	)

THE BANK OF NEW YORK COMPANY, INC. GUARANTEES WITH RESPECT

TO TRUST PREFERRED SECURITIES

(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.
Board of Governors of the Federal Reserve System, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.	List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.

Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.

Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 31st day of May, 2006.

J. P. Morgan Trust Company, National Association

By:	/s/ Francine Springer
Francine Springer
Vice President

Exhibit 7.    Report of Condition of the Trustee.

Consolidated Report of Condition of J.P. Morgan Trust Company, N.A., (formerly Chase Manhattan Bank and Trust Company, N.A.)

(Legal Title)

Located at	1800 Century Park East, Ste. 400	Los Angeles,	CA	90067
	(Street)	(City)	(State)	(Zip)

as of close of business on March 31, 2006

J. P. Morgan Trust Company, National Association

Statement of Condition

31-Mar-06

($000)
Assets
Cash and Due From Banks	22,668
Securities	217,068
Loans and Leases	135,676
Premises and Fixed Assets	6,216
Intangible Assets	342,561
Goodwill	202,094
Other Assets	45,438

Total Assets	971,721

Liabilities
Deposits	81,356
Other Liabilities	45,644

Total Liabilities	127,000

Equity Capital
Common Stock	600
Surplus	701,587
Retained Earnings	142,534

Total Equity Capital	844,721

Total Liabilities and Equity Capital	971,721